As filed with the Securities and Exchange Commission on May 25, 2018

Registration No. 333-203361

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

POST EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________

METASTAT, INC.
(Exact name of registrant as specified in its charter)

Nevada	3674	20-8753132
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

27 Drydock Ave, 2nd Floor
Boston, MA 02210
(617) 531-6500
(Address and telephone number of principal executive offices)

Douglas A. Hamilton
Chief Executive Officer
27 Drydock Ave, 2nd Floor
Boston, MA 02210
(617) 531-6500
(Name, address and telephone number of agent for service)

Copies to:

David J. Levine, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4923
(212) 898-1184 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐	Large accelerated filer	☐	Accelerated filer
☐	Non-accelerated filer (Do not check if a smaller reporting company)	☒	Smaller reporting company

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 is an amendment to the Registration Statement on Form S-1 (Reg. No. 333-203361) (the “Registration Statement”) of MetaStat, Inc. (the “Company”). The offerings under the Registration Statement have been terminated. Pursuant to the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister all of the securities that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on May 25, 2018.

METASTAT, INC.

By:	/s/ Douglas A. Hamilton
Name:	Douglas A. Hamilton
Title:	President and Chief Executive Officer (principal executive, accounting and financial officer)

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Douglas A. Hamilton	May 25, 2018
Douglas A. Hamilton
President, Chief Executive Officer and Director (principal executive, accounting and financial officer)

/s/ Jerome B. Zeldis	May 25, 2018
Jerome B. Zeldis
Chairman of the Board of Directors

/s/ Paul Billings	May 25, 2018
Paul Billings
Director